Exhibit 99.1

Investor Relations:	Industry Analysts:	Trade and Business Press:
Brian Norris	Kevin Mitchell	Rich Williams
Acme Packet	Acme Packet	Connect2 Communications
+1 781-328-4790	+1 781-328-4436	+1 919-554-3532
bnorris@acmepacket.com	kmitchell@acmepacket.com	apbp@acmepacket.com

Acme Packet Reports Record Revenues and Net Income in Third Quarter of Fiscal Year 2006

BURLINGTON, MA. — NOVEMBER 7, 2006 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced results for its third quarter ended September 30, 2006.

Results for Three Month Period Ended September 30, 2006

For the three month period ended September 30, 2006, total revenues increased 229% to $22.3 million from $6.8 million in the same period last year.  For the three month period ended September 30, 2006, net income was $6.8 million.  Basic and diluted net income per share for the three month period ended September 30, 2006 was $0.14 per share and $0.12 per share, respectively.  The Company reported a net loss of $2.5 million, or $0.16 per share, in the same period last year.  For the three month period ended September 30, 2006, net income on a non-GAAP basis(1) was $7.1 million. Basic and diluted non-GAAP net income per share for the three month period ended September 30, 2006 was $0.15 per share and $0.13 per share, respectively. Non-GAAP net income(1) for the three month period ended September 30, 2006 differs from GAAP net income as it excludes stock-based compensation charges of approximately $300,000, or $0.01 per share.  The Company had no stock-based compensation charges in the same period in 2005.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

Results for Nine Month Period Ended September 30, 2006

For the nine month period ended September 30, 2006, total revenues increased 158% to $60.4 million from $23.4 million in the same period last year.  For the nine month period ended September 30, 2006, net income was $18.1 million.  Basic and diluted net income per share for the nine month period ended September 30, 2006 was $0.37 per share and $0.34 per share, respectively. The Company reported a net loss of $2.4 million, or $0.15 per share, in the same period last year.  For the nine month period ended September 30, 2006, net income on a non-GAAP basis(1), was $18.5 million.  Basic and diluted non-GAAP net income per share(1) for the nine month period ended September 30, 2006 was $0.38 per share and $0.35 per share, respectively. Non-GAAP net income(1) for the nine month period ended September 30, 2006 differs from GAAP net income as it excludes stock-based compensation charges of approximately $400,000, or $0.01 per share. The Company had no stock-based compensation charges in the same period in 2005. A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

Subsequent to the completion of the third quarter of fiscal year 2006, the Company announced the closing of an initial public offering by Acme Packet of 9.7 million shares and by certain of its stockholders of approximately 3.5 million shares of its common stock, each at a price of $9.50 per share. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “APKT” and began trading on October 13, 2006.  Cash proceeds to the Company, net of expenses, totaled approximately $83.7 million.

“We are pleased to announce record revenues and net income for the third quarter of fiscal 2006 and our fourth consecutive quarter of profitability.   Our top line growth — which continues to be fueled by the broad support by new customers and new projects launched by existing customers — demonstrates the value that session border controllers (SBCs) play in advanced IP service creation and delivery,” said Andy Ory, President and Chief Executive Officer of Acme Packet.  “We look forward to expanding our clear industry and technology leadership in the SBC market as service providers worldwide look to leverage our innovative technology to deliver a robust suite of tiered services to their residential and business subscribers.”

The following milestones were completed or announced during the three month period ended September 30, 2006.

•                                          The Company introduced several new session border control (SBC) configurations which feature subsets of Acme Packet’s Net-Net® OS software technology used by Acme Packet’s Net-Net Session Director (SD) — an integrated session border controller. The configurations, which are supported on the Company’s Net-Net® 4000 and Net-Net® 9000 series hardware platforms, decompose the SBC into separate signaling and media control systems for Session Initiation Protocol (SIP) sessions, and include the Company’s Net-Net Border Gateway, Session Controller and Signaling Firewall. These new configurations are designed to provide the Company’s distribution partners and service provider customers with increased flexibility and scalability in implementing next-generation IP Multimedia Subsystem (IMS) and derivative service architectures.

•                                          The Company announced that its Acme Packet Net-Net® SBCs have been certified as XConnect Ready™ by Xconnect, a provider of “Plug and Peer” Voice over IP (VoIP) peering services and the operator of the XConnect Alliance.  By using Acme Packet’s Net-Net SBCs at their interconnect and peering borders while subscribing to XConnect’s peering services, operators can reduce the costs of terminating VoIP calls to millions of telephone numbers in the XConnect registry.

•                                          The Company announced that its Acme Packet Net-Net® 4000 SBC has been accepted for listing by the United States Department of Agriculture’s Rural Utilities Service (RUS), also known as Rural Development Utilities Programs (RDUP). This acceptance follows long standing deployments with numerous rural service providers in support of their business and residential VoIP services and allows qualifying rural telephone companies to purchase the Acme Packet Net-Net 4000 SBC with long-term, low-interest loans from the U.S. federal government.

•                                          The Company announced that it has launched Canadian operations with the opening of a sales and service presence in Ottawa, Ontario, the heart of Canada’s “Silicon Valley North” high technology community.  The Company established Canadian operations to better serve its customer base of incumbent and competitive service providers in Canada and to seek to grow its business in Canada.

•                                          The Company announced that Korea Telecom (KT), the largest service provider in Korea, is deploying Acme Packet’s Net-Net® SBC in its national VoIP network that connects its residential and business customers. Upon completion of the deployment, KT expects to expand its current service offering of VoIP and high speed data with secure, high-quality multimedia IP services, all over its existing backbone infrastructure.

•                                          The Company announced that Brasil Telecom, the third largest fixed line service provider in Brazil, has selected Acme Packet’s Net-Net® session border controllers for VoIPfone service, a SIP-based business and residential VoIP offering.

Business Outlook

The Company currently expects total revenues for the three month period ended December 31, 2006 to range between $22.0 million and $23.0 million and net income to range between $4.7 million and $5.2 million, or between $0.08 and $0.09 per share on a fully-diluted basis.  The Company expects non-GAAP(1) net income for the three month period ended December 31, 2006 to range between $5.0 million and $5.5 million, or between $0.08 and $0.09 per share on a fully-diluted basis.  Non-GAAP(1) net income per share for the three month period ended December 31, 2006 differs from GAAP net income per share as it excludes estimated stock-based compensation charges of approximately $300,000.

Further, the Company expects total revenues for the twelve month period ended December 31, 2007 to range between $108.0 million and $112.0 million and GAAP net income to range between $16.5 million and $17.5 million, or between $0.25 and $0.27 per share on a fully-diluted basis. The Company expects non-GAAP(1) net income for the twelve month period ended December 31, 2007 to range between $18.5 million and $19.5 million, or between $0.28 and $0.30 per share on a fully-diluted basis. Non-GAAP(1) net income for the twelve month period ended December 31, 2007 differs from GAAP net income as it excludes estimated stock-based compensation of approximately $2.0 million, or $0.03 per share.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business.  The conference call may be accessed in the United States by dialing (866) 205-3921 and using pass code “APKT”.  The conference call may be accessed outside of the United States by dialing (612) 332-0630 and using pass code “APKT”.  The conference call will be simultaneously webcast on the Company’s Investor Relations website, which can be accessed at www.ir.acmepacket.com. A replay of the webcast will be available two hours after the call.

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables service providers to deliver trusted, first class interactive communications—voice, video and multimedia sessions—across IP network borders. Our Net-Net family has been selected by over 325 service providers in nearly 70 countries, including 21 of the top 25 wireline and wireless providers in the world, to satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks. These deployments support multiple applications—from VoIP trunking to hosted enterprise and residential services; multiple protocols—SIP, H.323, MGCP/NCS and H.248; and multiple border points—interconnect, access network and data center. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the section “Business Outlook”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to: the Company’s position in the session border control market; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for the fourth quarter of 2006 and the full fiscal year 2007; the amount and impact of stock-based compensation charges; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; the Company’s ability to build and grow; the benefits of the Company’s products and services, including the benefits the Company’s new SBC configurations and its certification as Xconnect Ready™ by Xconnect and the RUDP listing by the RUS; the benefits to the Company and each of KT and Brasil Telecom expected from the deployment of the Company’s products; the Company’s ability to better serve its customer base in Canada; and the Company’s ability to achieve its goals, plans and objectives.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty managing rapid growth, and increased competition.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, respectively, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation charges which are non-cash charges.  Management does not consider stock-based compensation charges to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)		(unaudited)
Revenues:
Product	$18,784	$5,329	$51,971	$19,949
Maintenance, support and service	3,511	1,439	8,404	3,496
Total revenues	22,295	6,768	60,375	23,445

Cost of revenues(2):
Product	3,831	1,979	10,625	5,815
Maintenance, support and service	719	250	2,017	974
Total cost of revenues	4,550	2,229	12,642	6,789

Gross profit	17,745	4,539	47,733	16,656

Operating expenses(2):
Selling and marketing	6,019	4,003	16,465	10,534
Research and development	3,413	2,370	9,190	6,461
General and administrative	1,601	752	4,298	2,345
Total operating expenses	11,033	7,125	29,953	19,340

Income (loss) from operations	6,712	(2,586)	17,780	(2,684)

Other income, net	419	85	910	266
Loss before income taxes	7,131	(2,501)	18,690	(2,418)

Provision for income taxes	318	—	627	—

Net income (loss)	$6,813	$(2,501)	$18,063	$(2,418)

Net income (loss) per share applicable to common stockholders
Basic	$0.14	$(0.16)	$0.37	$(0.15)
Diluted	$0.12	$(0.16)	$0.34	$(0.15)

Weighted average number of shares used in net income (loss) per common share calculation
Basic	16,444,353	15,796,900	16,316,952	15,723,985
Diluted	23,211,172	15,796,900	21,160,963	15,723,985

(2) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$6	$—	$13	$—
Cost of maintenance, support and service revenue	10	—	16	—
Selling and marketing	107	—	181	—
Research and development	109	—	158	—
General and administrative	31	—	41	—
Total stock-based compensation	$263	$—	$409	$—

Acme Packet, Inc.
Table of Reconciliation from GAAP to Non-GAAP
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)		(unaudited)

Reconciliation of non-GAAP net income (loss) (1):
Net income (loss)	$6,813	$(2,501)	$18,063	$(2,418)
Adjustments:
Stock-based compensation, net of taxes	254	—	395	—
Non-GAAP net income (loss) (1)	$7,067	$(2,501)	$18,458	$(2,418)

Non-GAAP net income (loss) per share (1) applicable to common stockholders
Basic	$0.15	$(0.16)	$0.38	$(0.15)
Diluted	$0.13	$(0.16)	$0.35	$(0.15)

Weighted average number of common shares used in non-GAAP net income (loss) per common share calculation
Basic	48,634,712	15,796,900	48,507,311	15,723,985
Diluted	55,401,531	15,796,900	53,351,322	15,723,985

Reconciliation of shares used in computing non-GAAP net income (loss) per share applicable to common stockholders
Basic	16,444,353	15,796,900	16,316,952	15,723,985
Conversion of preferred stock outstanding	32,190,359	—	32,190,359	—
Adjusted basic	48,634,712	15,796,900	48,507,311	15,723,985

Diluted	23,211,172	15,796,900	21,160,963	15,723,985
Conversion of preferred stock outstanding	32,190,359	—	32,190,359	—
Adjusted diluted	55,401,531	15,796,900	53,351,322	15,723,985

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, respectively, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation charges which are non-cash charges.  Management does not consider stock-based compensation charges to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,836	$15,369
Accounts receivable, net	9,388	6,959
Inventory	3,742	3,281
Other current assets	717	560
Total current assets	46,683	26,169
Property and equipment, net	6,249	3,926
Other assets	2,341	304
Total assets	$55,273	$30,399

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,986	$2,623
Accrued expenses and other liabilities	7,255	4,222
Deferred revenue	9,383	5,541
Total current liabilities	18,624	12,386

Deferred rent	280	290

Stockholders’ equity:
Preferred stock	33	33
Common stock	16	16
Additional paid-in capital	46,549	45,966
Accumulated deficit	(10,229)	(28,292)
Total stockholders’ equity	36,369	17,723
Total liabilities and stockholders’ equity	$55,273	$30,399

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